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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference of our report dated February 19, 1999, with respect to the consolidated financial statements of APACHE Medical Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998, in the following Registration Statements:


  (1)   Registration Statement Number 333-23731 on Form S-8, dated March 21, 1997;

  (2)   Registration Statement Number 333-23749 on Form S-8, dated March 21, 1997;

  (3)   Registration Statement Number 333-36423 on Form S-8, dated September 26, 1997;

  (4)   Registration Statement Number 333-36425 on Form S-8, dated September 26, 1997;
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                                            /s/ Ernst & Young LLP


Vienna, Virginia
March 29, 1999